PRESSRELEASE www.HelixESG.com

Helix Energy Solutions Group, Inc. •  400 N. Sam Houston Parkway E., Suite 400  •  Houston, TX  77060-3500  • 281-618-0400  •  fax: 281-618-0505

For Immediate Release                                                                                                                                                          10-008

                Contact:                 Tony Tripodo (Chief Financial Officer)
Date:              July 1, 2010                                                                         Cameron Wallace (Investor Relations)

Helix Updates Oil and Gas Divestment Efforts and Mid Year Reserves

HOUSTON, TX – Earlier this year, Helix Energy Solutions Group, Inc. (NYSE: HLX) announced the engagement of advisors to evaluate strategic alternatives for a potential divestment of its oil and gas business. The Company remains committed to the pursuit of this objective as it is consistent with its long-term business strategy. While the evaluation process has progressed, the Company believes that based on the situation in the Gulf of Mexico related to the oil spill from the Macondo well, any potential divestment is likely to take longer than was anticipated before the oil spill.

The Company is finalizing its proved reserve estimate for June 30, 2010 in conjunction with its regular mid-year review as well as its evaluation of the Company’s oil and gas assets in preparation of any potential divestment of its oil and gas business. In connection with these efforts, the Company has retained independent petroleum reservoir engineers to prepare a mid-year reserve report.  The Company believes that the evaluation of mid-year reserves will reflect a significant downward revision in proved reserves mainly related to updated well performance data for its Bushwood field as well as revised field economic assumptions for certain of its other Gulf of Mexico oil and gas properties. The reductions in the estimated volume of proved reserves include certain reclassifications out of the proved reserve category to the probable reserves category at June 30, 2010.  The Company expects the final estimated proved reserves to be approximately 400 billion cubic feet of natural gas equivalents.

The Company expects the Securities and Exchange Commission (“SEC”) PV-10 value of proved reserves as of June 30, 2010 to approximate $1.3 billion, which is comparable to the SEC PV-10 value at December 31, 2009. The Company cautions that its estimate of the SEC PV-10 value may not be necessarily indicative of the market value of its oil and gas assets.

In connection with the expected downward revision of proved reserves associated with certain of its oil and gas fields, the Company expects to record non-cash, pre-tax impairment charges in the range of $160 million to $180 million.

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Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the open energy market as well as to our own oil and gas business unit.  That business unit is a prospect generation, exploration, development and production company.  Employing our own key services and methodologies, we seek to lower finding and development costs, relative to industry norms.

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of financial items; future production volumes, results of exploration, exploitation, development, acquisition and operations expenditures, and prospective reserve levels of property or wells; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The forward looking statements are subject to a number of known and unknown risks, uncertainties and other factors including the performance of contracts by suppliers, customers and partners; employee management issues; uncertainties inherent in the exploration for and development of oil and gas and in estimating reserves; complexities of global political and economic developments; geologic risks, volatility of oil and gas prices and other risks described from time to time in our reports filed with the SEC, including the company's Annual Report on Form 10-K for the year ending December 31, 2009 and any subsequent Quarterly Report on Form 10-Q.  We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.